Exhibit 10.34

STOCK PURCHASE AGREEMENT
by and among
GeoBio Energy, Inc. (“Purchaser”)
and
Lary Archer & Associates, Inc., Archer Equipment Rental, Inc.,
The Archer Company, Inc., and Archer Testing Services, Inc. and
Lary Archer and Winnie Archer (collectively “Seller”)

STOCK PURCHASE AGREEMENT
by and among
GeoBio Energy, Inc. (“Purchaser”)
and
Lary Archer & Associates, Inc., Archer Equipment Rental, Inc.,
The Archer Company, Inc., Archer Testing Services, Inc. and
Lary Archer and Winnie Archer (collectively “Seller”)

This Stock Purchase Agreement (the “Agreement”) is made this ____ day of July 2011 (the “Effective Date”) and is entered into by and among Lary Archer & Associates, Inc., Archer Equipment Rental, Inc., The Archer Company Inc., and Archer Testing Services, Inc. (together  referred to as “Archer”) and Lary Archer and Winnie Archer, both as officers and as the only shareholders of the above Texas corporations (Archer and Lary and Winnie Archer, collectively, referred to as “Seller”), on the one hand,  and GeoBio Energy, Inc., a publicly traded Colorado corporation (“GeoBio” or the “Purchaser”), on the other hand.  The parties herein agree that Seller will sell all (100%) of the issued and outstanding Capital Stock (defined below) of Archer to Purchaser.    Hereinafter, Purchaser and Seller may be referred to individually as the “Party” or collectively as the “Parties”.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties agree as follows:

ARTICLE I
SALE OF SHARES OF CAPITAL STOCK AND PURCHASE PRICE
1.1
Sale and Purchase of Capital Stock. Subject to the terms and conditions of this Agreement, Seller agrees to sell to GeoBio, and GeoBio agrees to purchase from Seller, one hundred percent (100%) of the total issued and outstanding capital stock of Archer as well as all securities convertible into capital stock and all capital stock equivalents as of the Effective Date, which are held by Seller in such amounts as set forth in Schedule 1.01 (hereinafter collectively referred to as the “Capital Stock”), and which total amount of Capital Stock shall not change between the Effective Date and the Closing Date (defined below).  Purchaser hereby agrees that this transaction is a purchase and sale of Capital Stock and Purchaser will not elect to treat this transaction as an asset sale under Internal Revenue Code Section 338(h) (10).  Purchaser hereby indemnifies Seller from all adverse tax consequences from Purchaser’s breach of this covenant, whether intentional or inadvertent.  In exchange for the Capital Stock of Archer, GeoBio shall provide the below described consideration:

1.2
Purchase Price.  GeoBio shall provide total consideration (the “Purchase Price”) in an amount to be determined and equal to the product of (i) the verifiable 12-month trailing cumulative “adjusted” earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 12-months prior to the month preceding the month of the Closing Date, defined herein, (the “12-Month EBITDA”) multiplied by (ii) 4.5.  (by way of example, should the 12-Month EBITDA be determined to be $9,000,000.00, then the Purchase Price would be as follows: $9,000,000.00 X 4.5 = $40,500,000.00).

1.3	Payment of Purchase Price. GeoBio shall provide to Seller the Purchase Price for all of the Archer Capital Stock in accordance with the following transaction structure:
1.3.1
Cash Consideration.  Upon Closing of the Agreement, GeoBio shall pay to Seller the cash amount equal to seventy-five percent (75%) of the Purchase Price (the “Cash Consideration”).  The Parties understand and acknowledge that GeoBio intends to obtain such Cash Consideration prior to the Closing Date through a third-party financing (the “Financing”), and that Closing of the Agreement and payment of the Cash Consideration is subject to GeoBio’s ability to acquire such Financing on terms acceptable to GeoBio;

1.3.2
Equity Consideration.  Within fifteen (15) days from Closing of the Agreement, GeoBio shall issue to Seller shares of common stock of GeoBio in an amount equal to twelve and one-half percent (12.5%) of the Purchase Price (the “Equity Consideration”).  The actual number of shares to be issued to Seller shall be calculated in accordance with Section 1.6.2 and the price per share shall be determined using the public, volume-weighted average closing-trading price per share of GeoBio’s common stock for the ten (10) trading days immediately prior to the Closing and the ten (10) trading days immediately after the Closing Date (the “20-day VWAP”).  The Seller understands and acknowledges that each certificate representing shares of common stock transferred or issued pursuant to the Equity Consideration provided in this Agreement shall be endorsed with a legend in substantially the following form, and Seller covenants that, except to the extent such restrictions are waived by Purchaser, Seller shall not transfer the Capital Stock without complying with the restrictions on transfer described in the legend, substantially in the form as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE “SECURITIES LAWS”).  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THEY (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED"
1.3.3
Promissory Note.  Upon Closing of the Agreement, GeoBio shall tender to Seller a five (5) year eight percent (8%) amortized promissory note for the principal amount equal to twelve and one-half percent (12.5%) of the Purchase Price (the “Note”).   The Note shall pay (i) interest only during first year of the 5-year Note and (ii) equal payments of principal and interest payable on a quarterly basis during the second through the fifth year; and

1.3.4
Pledge Agreement.  The parties shall also enter into a pledge agreement in the form attached hereto as Exhibit A and incorporated herein in order to secure the Equity Consideration described in 1.3.2 and the Promissory Note described in 1.3

1.4
D ue Diligence.  The obligations of Purchaser hereunder are further subject to Purchaser determining on or before expiration of the Due Diligence Period (defined below) that Purchaser is satisfied with all aspects of Archer that it is acquiring by purchase of the Capital Stock and with all aspects of the Capital Stock itself.

1.4.1
Due Diligence Contingency and Due Diligence Period.  The foregoing contingency is referred to herein as the "Due Diligence Contingency” and the term “Due Diligence Period” as used in this Agreement means the period of time commencing with the Effective Date of this Agreement and expiring at 5:00 P.M. in Weatherford, TX, sixty (60) days after the Effective Date.

1.4.2
Termination Based upon Due Diligence Inspection of Property.  If, for any reason, in its sole discretion, Purchaser is not satisfied with its inspection or determines the Due Diligence review to be unacceptable, then, at any time prior to or upon the expiration of the Due Diligence Period, Purchaser may give written notice (the “Termination Notice”) of such dissatisfaction to Seller and the Escrow Agent and, thereafter, of Purchaser’s intent to terminate this Agreement. Upon such timely delivery of the Termination Notice, this Agreement shall terminate with no liabilities to Seller or Purchaser.  If Purchaser fails to give the Termination Notice before the end of the Due Diligence Period, then Purchaser shall proceed forward with this Agreement to Closing in accordance with its Terms; subject, however, to Purchaser’s obtaining the Financing.

1.4.3
Inspection of Archer.  During the Due Diligence Period (and thereafter if this Agreement is not terminated as provided above), Purchaser will have the right to examine all books, records and files of Seller relating to Archer, which are in the possession or control of Seller (“Seller’s Information”) and the right to make such inspections, investigations, evaluations and tests as Purchaser may elect to make or obtain, which shall include analysis and evaluation of all equipment, all master service agreements, customer lists and relationships, and work orders as well as all accounts receivable and payable and employee records.  Purchaser may make such inquiries as Purchaser deems appropriate of Seller’s consultants or contractors with due regard for not alarming customers or suppliers.  Purchaser may not contact any customer of Archer except through the office of Seller.  Seller agrees to make all such books, records and files available to Purchaser, Purchaser's attorneys, and other representatives at any time during business hours upon reasonable notice from Purchaser and to cause its consultants and contractors to furnish Purchaser and its agents with any information and copies of documents reasonably requested by Purchaser.  Purchaser will indemnify, defend, protect and hold Seller and Archer harmless from any claims, liabilities, damages or expenses (including reasonable attorneys’ fees and costs) arising out of or incurred in connection with the investigation of Archer by Purchaser or its agents, designees, or representatives hereunder or arising from or in connection with any and all damage to property or persons arising out of the due diligence activities by Purchaser or its agents, designees, or representatives.

1.5
Guaranties.  If Seller currently has executed personal guaranties or is otherwise personally liable for certain debts and loans of Archer, a condition to Closing shall be that Purchaser shall provide, at Closing, either a substitute guarantor for all debts that Seller has guaranteed, or evidence of alternative arrangements.

1.6	Closing Date Payment. At the Closing, subject to compliance with and satisfaction of the above, the Purchase Price shall be payable at the Closing as follows:
1.6.1           An amount in cash (the "Closing Date Cash Payment") equal to (i) seventy-five percent (75%) of the Purchase Price, plus the amount, if any, by which the Working Capital (defined below) is greater than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) or minus the amount, if any, by which the Working Capital is less than Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00).  Payment of the Closing Date Cash Payment shall be made by GeoBio to Seller in cash or by wire transfer of immediately available funds to the account designated in advance by Seller.
1.6.2           Within fifteen (15) days of the Closing, GeoBio shall issue to Seller shares of common stock of GeoBio in an amount equal in value to twelve and one-half percent (12.5%) of the Purchase Price (the “Equity Consideration”).  The number of shares to be issued to Seller shall be the quotient resulting from the division of the value of the Equity Consideration by the 20-day VWAP for GeoBio’s common stock for the ten (10) trading days immediately prior to the Closing Date and the ten (10) trading days immediately after the Closing Date; and
1.6.3           Upon the Closing Date, GeoBio shall tender the Note to Seller, which Note shall be a five (5) year, eight percent (8%) amortized promissory note for the principal amount equal to twelve and one-half percent (12.5%) of the Purchase Price.   The Note shall pay (i) interest only payable quarterly during first year of the 5-year Note and (ii) equal payments of principal and interest payable on a quarterly basis during the second through the fifth year.
1.7
Working Capital.  “Working Capital” shall be defined as the Closing Date Current Assets minus Closing Date Current Liabilities less any current portion of long term liabilities.  All work in progress performed through the day prior to Closing, whether billed or not, shall be included in Accounts Receivable and shall be allocated a dollar value, which shall be mutually agreed upon, prior to Closing.

1.8
Closing Statement.   At least two (2) Business Days prior to the Closing Date, Seller shall cause Archer to prepare and deliver to GeoBio an officer's certificate (the "Closing Statement") setting forth the Working Capital as of the Closing Date

1.9
Escrow Agent and Brokers.  Seller and GeoBio shall appoint, at their mutual approval, an escrow agent (the “Escrow Agent”) to coordinate the receipt and distribution of money and documents required by this Agreement.

1.10	Brokers and Agents.
Each party shall bear any and all commissions payable to any broker such party engages on its own behalf and will indemnify the other parties against all liabilities for brokers' fees and commissions.  All other transaction fees, including any reasonable fees charged by the Escrow Agent, shall be borne by Purchaser, except as otherwise specifically provided in this Agreement.

1.11
Exchange.  It is agreed that the Closing Purchase Price and all other documents and money required herein shall be delivered to the Escrow Agent prior to or at Closing and the Escrow Agent shall be responsible for the Closing and delivery of items in accordance with this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ARCHER AND SELLER
Archer and Seller hereby represent and warrant to GeoBio, the following:
2.1	Organization. Each Archer company is a corporation duly organized in the State of Texas and has all necessary corporate powers to conduct business.
2.2
Capital.  The authorized Capital Stock of each Archer company currently consists of 1,000,000 shares of common stock, having a par value of $.01, of which a total 100,000 shares of each Archer Company have been issued to Seller and are outstanding (“Common Stock”).  At the Closing, one hundred percent (100%) of all of the outstanding Common Stock shall be transferred to GeoBio.  Additionally, upon Closing, there will be no outstanding shares, subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Archer to issue or to transfer from treasury any additional shares of its Capital Stock.  Furthermore, Seller represents that they have title to, or the authority to direct, all outstanding shares of the Capital Stock as fully paid and non-assessable and in accordance with the State of Texas’s corporate law and the applicable securities laws of the United States.

2.3
Financial Statements.  As soon as possible following the Effective Date, but in no event later than thirty (30) days prior to Closing, Archer shall prepare, or undertake to have prepared, at its own expense and provide to GeoBio consolidated financial statements prepared in compliance with Generally Accepted Accounting Principles (“GAAP”) and audited with respect to fiscal years ending 2008, 2009 and 2010 by a PCAOB registered auditor, whom shall be acceptable to GeoBio, consisting of (i) balance sheets, (ii) the related statements of income and retained earnings, and (iii) statements of cash flow for Archer’s fiscal years ending 2008, 2009, and 2010, (iv) up to four quarters subsequent to the most recent fiscal year end and  (v) financial statements for the interim period subsequent to the last fiscal quarter, including historic line item detail, on both an accrual basis and a cash flow basis, in compliance with GAAP (the “Financial Statements”).  The Financial Statements shall be attached hereto as Schedule 2.3, and shall be delivered as soon as possible (but not less than sixty (60) days following the Effective Date of this Agreement), with the understanding that the Closing may be delayed or cancelled in the event that the Financial Statements are not delivered to GeoBio in a timely fashion.

2.4
Absence of Changes.  Archer warrants and represents that since the end of its most recent fiscal year, there have been no changes in the financial condition or operations of Archer except for changes in the ordinary course of business or as a result of customary seasonal variations.

2.5
Closing Financial Statements.  Any changes to the financial condition of Archer as is represented in the Financial Statements that are to be delivered to GeoBio pursuant to Section 2.3 shall be reflected in closing financial statements, delivered to GeoBio on the Closing Date, which closing financial statements Archer shall prepare, or undertake to have prepared, at its own expense in accordance with GAAP, consisting of (i) balance sheets, (ii) the related statements of income and retained earnings, and (iii) statements of cash flow for the period commencing with the end of the last period reported in the delivered Financial Statements and ending with the Closing Date (the "Closing Financial Statements"). The Closing Financial Statements shall be attached and incorporated into this Agreement, as Schedule 2.5, as of the Closing Date, with the understanding that the Closing may be delayed or cancelled in the event that the Closing Financial Statements are not delivered to GeoBio in a timely fashion. The Closing Financial Statements shall accurately depict the financial condition of Archer as of the date of the Closing and, subsequent thereto, Archer shall not, except in the ordinary course of business, purchase, or enter into any contracts to purchase, any assets, nor dispose, assign, transfer, or encumber any assets shown on the Closing Financial Statements without the written consent of GeoBio.

2.6	Liabilities. The total liabilities of Archer are set forth in Schedule 2.6(A) and the long term liabilities are set forth on Schedule 2.6(B). Additionally, Seller represents:
2.6.1
Archer is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Seller or Archer other than a lawsuit filed in Arkansas by Lary Archer and Associates, Inc., against Cowboy Energy Company.  There is no other dispute of any kind between Archer or Seller and any third party, and no such dispute will exist at Closing; and

2.6.2	Archer shall have good and marketable title to all of its' assets subject to the liabilities set forth in Schedule 2.6(B).
2.7
Personal Guarantee.  Following the Closing, the Parties shall each use their “best efforts” to remove Seller as a personal guarantor in connection with any obligation of Archer.  If a creditor is unable or unwilling to release Seller from personal liability on behalf of Archer, then Purchaser shall (1) substitute Purchaser as guarantor or (2) substitute an alternative personal guarantor or (3) close that account by paying such liability. Seller and Archer shall have no obligation to preserve any credit facility which has Seller as a guarantor and Purchaser shall be responsible for replacing any credit line that Seller must terminate in order to insure that Seller is not personally liable on any Archer debts after Closing.   Seller and Purchaser may, at Closing, reach an agreement for Seller to remain as guarantor for a period of time but with a mutually agreeable fee arrangement and an indemnity from Purchaser.

2.8
Tax Returns.  Archer represents that it has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable.  No federal tax returns of Archer have been audited by the Internal Revenue Service.  There are no present disputes as to the taxes of any nature payable by Archer and as of the Closing there shall be no taxes of any kind due or owing except the following: federal excise taxes and segment fees taxes which will be prorated as of the Closing, and employee payroll taxes subsequent to the last required quarterly payment.  A list of taxes owed shall be set forth in Schedule 2.8.

2.9
Ability to Carry Out Obligations.  Seller has the right, power, and authority to enter into, and perform its obligations under this Agreement.  The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, conflict with or result in (a) any breach or violation of any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Archer, its officers, directors or Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, or (b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Archer or upon the shares of Capital Stock of Archer.

2.10
Full Disclosure.  To the best of Seller’s knowledge, information and belief, none of the representations and warranties made by, or included in, any certificate or memorandum furnished or to be furnished by Seller, Archer, or on their behalf, contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

2.11
Contracts and Leases.  Archer is not a party to any contract, agreement or lease except as shown and identified on Schedule 2.11.  Contracts and Leases.  Archer is not a party to any contract, agreement or lease except as shown and identified on Schedule 2.11, copies of which shall be supplied to GeoBio prior to Closing.  No person holds a power of attorney from Archer or Seller.  Purchaser is purchasing the Capital Stock of Archer which will be subject to all existing contracts, agreements and leases.

2.12
Compliance with Laws.  To the best of Seller’s knowledge, information and belief, Archer has complied with, and is not in violation of, any federal, state, or local statute, law, and/or regulation pertaining to Archer.  To the best of Seller’s knowledge, information and belief, Archer has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities.

2.13
Litigation.  Except as otherwise disclosed herein, Archer is not a party to any existing or pending suit, action, arbitration, or legal, administrative, or other proceeding, or prior, existing, or pending governmental investigation.  Furthermore, Archer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.14
Conduct of Business.  Prior to Closing, Archer shall conduct its business in the normal course and shall not, without the approval of GeoBio, (i) sell, pledge, assign or dispose of any assets, except in the ordinary course of business or as contemplated herein, (ii) amend its Certificate of Incorporation or Bylaws, (iii) redeem or sell stock or other securities (which in no event shall be deemed in the normal course of business), (iv) incur any liabilities, except in the normal course of operations of the business, (v) commit to or issue any options, warrants or shares of Capital Stock or securities convertible into Capital Stock of Archer, or any Capital Stock equivalents; (vi) enter into any debt, loan, debenture or encumbrance arrangement with respect to Archer or the principal shareholders, officers and directors of Archer except in the ordinary course of business, (vii) acquire any assets or enter into any contract, guarantee obligations of any third party, except in the ordinary course of business, or (viii) enter into any other transaction not in the normal course of business.

2.15
Corporate Documents.  Copies of each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of Archer and Seller at or before Closing:

(i)	All of Archer’s Master Service Agreements (and/or similar agreements) between Archer and Archer’s customers and clients;
(ii)	All of Archer’s material contracts;
       (iii)  Archer’s Articles of Incorporation;
        (iv)  Archer’s Bylaws;
(v)
Consent of the Board of Directors of Archer to this Agreement, also attached hereto as Schedule 2.15 Corporate Documents.  Copies of each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of Archer and Seller at or before Closing:;

(vi)	List of current Officers and Directors and the resignation(s) of Officers and Directors effective on the Closing Date;
(vii)
The Closing Financial Statements described in Section 2.5., with the understanding that the Closing may be delayed or cancelled in the event that the Closing Financial Statements are not delivered to GeoBio in a timely fashion.

(viii)	Texas Corporation Commission Filing Receipt or other documentation to demonstrate good standing with the State of Texas;
(ix)	Copies of all federal and state income tax returns for 2008, 2009, and 2010 as required by the above Section regarding Tax Returns;
(x)	Stock register and stock certificate records of Archer; and
(xi)	Corporate minute book of Archer with all updated entries and filings.
2.16
Corporate Filings.  All minutes, consents, resolutions, licenses, registrations or other documents filed with any federal, state, or local governmental body or agency shall at the Closing be delivered to GeoBio and be valid and in accordance with the laws of the State of Texas.

2.17
Title.  Seller has good title to the shares of Capital Stock being sold to GeoBio pursuant to this Agreement.  The shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind.  Except as provided in this Agreement, Seller and Archer are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the shares of the Capital Stock.  Seller and Archer are not aware of any applicable local, state or federal law, rule, regulation, or decree that would, as a result of the purchase of the shares of Capital Stock by GeoBio, impair, restrict or delay voting rights with respect to the shares of Capital Stock delivered by Seller.  Seller shall act in good faith at all times and act expediently to complete the transaction contemplated herein.

2.18	Representations. All representations set forth in this Article II shall be true as of the Closing and all such representations shall survive the Closing for a period of two (2) years.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
GeoBio hereby represents and warrants to Archer and Seller, the following:
3.1
Authorization and Immediately Available Funds.  Purchaser represents and warrants to Seller that Purchaser has full power and authority to enter into this Agreement and that this Agreement constitutes the valid and legally binding obligation of Purchaser.  Purchaser represents that it will have at Closing immediately available funds either in its possession or available by a credit facility to purchase the Capital Stock from Seller.

3.2
Purchase Entirely for Own Account.  Purchaser represents and warrants to Seller that Purchaser is acquiring the Capital Stock for investment for Purchaser’s own account and not with a view to the resale or distribution thereof, and that Purchaser has no present intention of selling or otherwise effecting a distribution of the same.

3.3
Reliance Upon Purchaser’s Representations.  Purchaser understands that the Capital Stock has not been registered under the Securities Act of 1944 (the “Securities Act”), by reason of the issuance of Capital Stock in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated under the Securities Act, and that Seller’s reliance on such exemption is predicated on Purchaser’s representations contained in this Agreement.

3.4
Investment Experience.  Purchaser represents that Purchaser is experienced in evaluating energy related companies such as Archer, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in Seller, and has the ability to bear the economic risks of the investment.

3.5
Receipt of Information.  Prior to Closing, Purchaser shall deliver to Seller a signed certification representing that Purchaser has reviewed the financial and corporate documents of Archer and has had an opportunity to ask questions of and to receive answers from Seller and/or Archer regarding those documents as well as all of Archer’s activities, prospects and financial condition, which certification shall be attached hereto as Schedule 3.5.  The certification shall further represent that Purchaser has had the opportunity to obtain additional information (to the extent Seller and/or Archer possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of the information furnished to Purchaser or to which Purchaser had access.

3.6
Legends.  Each certificate representing shares of Capital Stock transferred or issued pursuant to this Agreement shall be endorsed with a legend in substantially the following form, and Purchaser covenants that, except to the extent such restrictions are waived by Seller, such Purchaser shall not transfer the Capital Stock without complying with the restrictions on transfer described in the legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE “SECURITIES LAWS”).  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THEY (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED"
3.7	Domicile. Purchaser represents that it has its principal place of business in the State of Washington.
3.8
Capitalization.  Upon Closing, the issued and outstanding capital stock of GeoBio shall consist solely of common stock.  Any and all preferred stock which may be issued and outstanding as of the Effective Date shall either be cancelled or converted to common stock prior to Closing.

3.9
Purchaser’s Legal Opinion.  Purchaser has received an opinion from its legal counsel that the sale and purchase of the Capital Stock pursuant to this Agreement qualifies for an exemption from registration under Section 5 of the Securities Act of 1933 as a transaction by an issuer not involving a public offering.

ARTICLE IV
INVESTMENT INTENT
4.1
Transfer Restrictions.  Seller and GeoBio agree that the Capital Stock being acquired pursuant to this Agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, unless such shares are registered under, or in compliance with Rule 144, of the Securities Act of 1933 (the “Act”) or other exemption from registration under the Act.

ARTICLE V
CLOSING
5.1	Closing. The Closing of the transaction will occur on or before the date that is ninety (90) days from the Effective Date, at such time and location as mutually agreed to by the Parties.
5.2
Documents to be Delivered at Closing.  As part of the Closing, those documents listed in Schedule 2.15 Corporate Documents.  Copies of each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of Archer and Seller at or before Closing:  Additionally, the following, in form reasonably acceptable to counsel to the Parties, shall be delivered to the Escrow Agent:

5.2.1    By Seller:
(i)
Stock Certificates representing 100,000 shares of common stock no par value which is all of the issued and outstanding stock of each Archer company.  Stock Certificates #1 and #2 for each Archer company represent One hundred percent (100%) of the issued and outstanding Capital Stock of Seller, which stock certificates shall be assigned to Purchaser at Closing;

(ii)	Copies of all of the business and corporate records of Archer that are in the possession of Seller or Archer;
(iii)	Such other documents of Archer that are executed in the normal course of business;
(iv)	Fully executed Employment Agreement of Lary Archer; and
(v)	The Closing Financial Statements.
     5.2.2 By GeoBio:
(i)	The Cash Consideration to be deposited by wire transfer to the Escrow Agent on the day before the Closing;
(ii)	The Equity Consideration, in the form of one stock certificate, made out to Seller;
(iii)	The Note;
(iv)	The Pledge Agreement;
(v)	Employment Agreement for Seller which shall be a condition precedent to Closing; and
(vi)	Creditors’ agreement to accept Purchaser’s replacement guarantor or an agreement with Seller for Seller’s continuing guaranty.
5.3
Change of Directors.  Seller shall remain a director of Archer as long as he is employed by Archer under an employment agreement.  The Archer Board of Directors shall consist of a minimum of three (3) members, one of whom shall be Seller.  Seller shall have the authority to select senior management and local advisors and consultants, subject to approval by Purchaser’s Board of Directors.

ARTICLE VI
COVENANTS SUBSEQUENT TO CLOSING
6.1
Non-Compete.  Seller agrees that he shall not compete with the business of Archer, as acquired by Purchaser, nor compete within Archer’s industry, defined as performing services in the oil and gas fracturing, or “fracking” business and providing related field services to the oil and gas industry (a “Competing Business”), anywhere in North America for a period of three (3) years following the Closing.

6.2
Government Approvals.  Post-Closing, Seller will cooperate with GeoBio in filing all requisite certificates formalizing the business combination contemplated herein with the State of Texas and the State of Colorado.

ARTICLE VII
DEFAULT AND REMEDIES
7.1
Time is of the Essence.  Time is of the essence with respect to the obligations of the Parties.  Neither Party will be considered to be in default of its obligations hereunder until ten (10) days after notice is given by one Party specifying the obligations the other Party has failed to perform;  provided, however, no notice will be required regarding the obligations to be performed by the Parties at Closing.

7.2
GeoBio’s Default.  If GeoBio defaults in performing its obligations hereunder, Seller will be entitled to terminate this Agreement after delivery of  written notice providing fifteen (15) days to cure such default and  provided, GeoBio does not cure such default within such fifteen (15) day period.

7.3
Seller’s Default.  If Seller defaults in performing its obligations hereunder, GeoBio may elect to terminate this Agreement after delivery of written notice providing fifteen (15) days to cure such default and provided, Seller does not cure such default within such fifteen (15) day period.

7.4
Rights of Parties Following Termination of Agreement.  Upon termination of this Agreement under this Section 7 or any other provision of this Agreement, no Party thereafter will have any further obligations to the other hereunder except as provided above and except for the payment of any sums or damages upon termination as provided herein.

7.5
Arbitration.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of Texas, City of Dallas, in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

7.6
Termination.  In addition to other remedies on or before the Closing Date, GeoBio and/or Seller may terminate this Agreement only if any of the representations or warranties detailed herein have been breached.

7.7
Indemnification.  The Parties, jointly and severally, agree to indemnify the other Party against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or warranty by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or otherwise necessary to make the statements herein not misleading.

7.8
Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not in derogation of, any statutory, equitable or common law remedy that may be available to any Party for breach of representation, warranty, covenant or agreement.

ARTICLE VIII
CONFIDENTIALITY
8.1
Confidential Information.  Each Party hereto shall treat all non-public, confidential and trade secret information received from the other Party as confidential, and such Party shall not disclose or use such information in a manner contrary to the purposes of this Agreement or for any purpose other than in connection with the raising of the Financing or otherwise evaluating the transaction contemplated by this Agreement.  Moreover, all such information shall be returned to the other Party in the event this Agreement is terminated. Notwithstanding the foregoing, Seller understands that GeoBio will be required, under The Exchange Act of 1934, as amended, to publicly disclose, from time to time, certain information to the public, and agrees to provide reasonable cooperation for such public disclosures of information when in connection with this purpose.  This section shall survive the Closing or any termination of this Agreement.

ARTICLE IX
MISCELLANEOUS
9.1
Captions and Headings.  The article and paragraph section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2
No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

9.3
Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with the knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

9.4
Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

9.5
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

9.6
Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to GeoBio:
GeoBio Energy, Inc.
13110 NE 177th PL, # 169
Woodinville, WA 98072
Attn: Laurence Shelver, CEO

With a copy to:
David M. Otto
Martin Davis, PLLC
1200 Westlake Avenue N, Suite 604
Seattle, WA 98109

If to Archer or Seller:
Lary Archer & Associates, Inc.
C/O Capital Alliance Corporation
2777 N. Stemmons Freeway, Suite 1220
Dallas, Texas 75207

With a copy to:
John A. Crane
Law Offices of John A. Crane, P.C.
700 Lavaca Street, Suite 1010
Austin, Texas 78701

9.7	Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties to this Agreement.
9.8
Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement for two (2) years post-Closing.

9.9
Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purposes of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the Effective Date first written above.

SELLER:

__________________________________________________
Lary Archer, individually as shareholder

__________________________________________________
Winnie Archer, individually as shareholder

LARY ARCHER & ASSOCIATES & SONS, INC.
A Texas Corporation

By: ______________________________________________
Lary Archer, President and CEO

ARCHER EQUIPMENT RENTAL, INC.
A Texas Corporation

By: ______________________________________________
Lary Archer, President and CEO

THE ARCHER COMPANY, INC.

By: ______________________________________________
Lary Archer, President and CEO

ARCHER TESTING SERVICES, INC.

By: ______________________________________________
Lary Archer, President and CEO

BUYER:
GEOBIO ENERGY, INC.

_________________________________________________
Name: Laurence Shelver, President and Chief Executive Officer